EXHIBIT 99.1

VisionWave Appoints Tony Fabrizio as Director, Aerospace and Defense of Its UK Subsidiary, Strengthening UK and European Defense Expansion

Veteran defense and technology executive brings more than 25 years of experience in the defense, government, artificial intelligence, cybersecurity and digital transformation sectors

LOS ANGELES and LONDON – August 19, 2026 – VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), a technology company focused on advanced defense, aerospace and artificial intelligence solutions, today announced the appointment of Tony Fabrizio as Director, Aerospace and Defense of VisionWave Holdings UK Ltd, a subsidiary of VisionWave (the “UK Subsidiary”), strengthening the Company’s business development capabilities across the United Kingdom and European defense markets.

Fabrizio has more than 25 years of experience spanning defense, government, telecommunications, cloud infrastructure, artificial intelligence, cybersecurity and digital transformation. Throughout his career, he has worked extensively with the UK Ministry of Defence (“MOD”), defense prime contractors, government organizations and international technology partners. Each of the foregoing engagements was undertaken in roles with employers other than VisionWave.

His experience includes building defense and public-sector practices, developing go-to-market strategies, establishing strategic partnerships and supporting complex government and defense technology programs. Fabrizio previously served in senior roles with organizations including Oracle, BetterGov and Acronis SCS, among others.

At BetterGov, Fabrizio established the company’s defense-sector capability and secured and delivered a £2 million (approximately US$2.7 million at current exchange rates) MOD program for that company. At Oracle, he supported MOD transformation programs for that company.

Fabrizio has also developed and supported strategic engagements with defense prime contractors and technology partners on behalf of his prior employers.

In his role with VisionWave, Fabrizio will lead business development and sales activities for the Company’s products and services across the United Kingdom and Europe, with a particular focus on developing relationships with government defense organizations, defense primes and strategic technology partners.

“Tony’s extensive experience navigating the UK defense ecosystem and building relationships across government, defense primes and technology organizations makes him an important addition to our growing European organization,” said Douglas Davis, Chief Executive Officer of VisionWave Holdings, Inc. “As VisionWave expands its defense and aerospace platform internationally, we believe having experienced leadership on the ground that understands both advanced technology and the procurement environment is essential. Tony brings that combination.”

The appointment represents another step in VisionWave’s strategy to expand its commercial and strategic presence within the international defense and aerospace markets.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and fixed-site environments. The Company’s website is https://www.vwav.inc. Information contained on, or accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this press release or any filing of the Company with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding VisionWave’s strategy, expansion into the UK and European defense and aerospace markets, development of strategic relationships, commercialization opportunities and anticipated contributions of personnel. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict” and similar expressions, or by statements that events or trends “may,” “will” or “could” occur. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to retain Mr. Fabrizio and other key personnel; the Company’s ability to establish, staff, fund and expand operations in the United Kingdom and Europe; the Company’s limited operating history and the absence of an established track record in United Kingdom and European defense procurement; the timing, availability and award of government, defense and defense-prime procurement opportunities; export control, security clearance, licensing and other regulatory requirements; the Company’s liquidity, capital resources and need for additional financing; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on these forward-looking statements. Additional information concerning risks and uncertainties affecting VisionWave is contained in the Company’s filings with the Securities and Exchange Commission. VisionWave undertakes no obligation to update any forward-looking statements except as required by applicable law. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements set forth herein and in the Company’s filings with the Securities and Exchange Commission.

Contact for Investors: investors@vwav.inc